                            PCTEL, INC/ SILICON LABS

                           VOLUME PURCHASE AGREEMENT

1. ACCEPTANCE: EXCEPT AS SET FORTH ON THE ATTACHED ADDENDUM WHICH SHALL TAKE PRECEDENCE IN THE EVENT OF ANY CONFLICT, THE TERMS OF SALE CONTAINED HEREIN STATE THE EXCLUSIVE TERMS APPLICABLE TO SALES BY SILICON LABORATORIES INC. (THE "SELLER") TO PC-TEL Global, INC. ("THE BUYER") HEREUNDER, NOTWITHSTANDING ANY DIFFERENT OR ADDITIONAL TERMS IN BUYER'S PURCHASE ORDER, TO WHICH SELLER HEREBY OBJECTS. SELLER'S FAILURE TO OBJECT TO PROVISIONS CONTAINED IN ANY COMMUNICATION FROM BUYER SHALL NOT BE DEEMED A WAIVER OF THE CONDITIONS OF THIS ACCEPTANCE. ANY CHANGES IN THE TERMS CONTAINED HEREIN MUST SPECIFICALLY BE AGREED TO IN WRITING BY AN OFFICER OF THE SELLER BEFORE BECOMING BINDING ON EITHER THE SELLER OR THE BUYER. All orders or contracts must be approved and accepted by the Seller at its home office. These terms shall be applicable whether or not they are attached to or enclosed with the products to be sold or sold hereunder. No Seller prices shall be subject to audit.

2.   DURATION:

     This Agreement shall become effective On June 1st, 1998 ("Effective Date") and continue in effect for a term of two (2) years.

3.   PAYMENT:

     (a) Unless otherwise agreed by Seller in writing, all invoices are due and payable thirty (30) days from date of invoice. No discounts are authorized. Shipments, deliveries, and performance of work shall at all times be subject to the approval of the Seller's credit department and the Seller may at any time decline to make any shipments or deliveries or perform any work except upon receipt of payment or upon terms and conditions or security satisfactory to such department.

     (b) If, in the sole judgment of the Seller, the financial condition or payment history of the Buyer at any time does not justify continuation of production or shipment on the terms of payment originally specified, the Seller may require full or partial payment in advance and, in the event of the bankruptcy or insolvency of the Buyer under the bankruptcy or insolvency laws, the Seller shall be entitled to cancel any order then outstanding and shall receive reimbursements for its cancellation charges.

     (c) Each shipment shall be considered a separate and independent transaction, and payment therefor shall be made accordingly. If shipments are delayed by the Buyer, payments shall become due on the date when the Seller is prepared to make shipment. If the work covered by the purchase order is delayed by the Buyer, payments shall be made based on the purchase price and the percentage of completion. Products held for the Buyer shall be at the risk and expense of the Buyer.

4. TAXES: Unless otherwise provided herein, the amount of any present or future sales, use, revenue, excise or other taxes, fees, or other charges of any nature, imposed by any public authority (national, state, local or other) applicable to the products covered by any order, or the manufacture or sales thereof shall be added to the purchase price and shall be paid by the Buyer, or in lieu thereof, prior to shipment the Buyer shall provide the Seller with a tax exemption certificate acceptable to the taxing authority.

5.   PRICES AND RELEASES:

     (a)  All prices are quoted in U.S. dollars.

     (b) SI Labs agrees to provide pricing for all similar products to PCtel on a most favored customer basis to PCtel within market segments limited to soft modem chipset or board level suppliers and controllerless modem chipset or board level suppliers PCtel shall always have a price lower than any other customer for similar products. In the event that a price is quoted by SILABS or products are shipped by SILABS to other customers for any similar products which is equal to or lower than that price offered to PCtel, a retroactive price protection shall be granted to PCtel for all products shipped by SILABS to PCtel ninety
          (90) days prior to the infringing quotation or shipment. In addition any backlog PCtel orders shall be reset to the new price. The foregoing shall be the exclusive remedy given by SILabs to PCtel.

     (c) Prices and associated volumes shall be decribed in the adjunct "addendum A" to this agreement.

6. PRICE ADJUSTMENTS: Seller's unit prices are based on certain material costs. These materials include, but are not limited to, gold, packages and silicon. Adjustments shall be as follows:

     (a) Gold. If Seller has a Gold Price Adjustment List, the price at the time of shipment shall be adjusted for increases in the cost of gold in accordance with that list. This adjustment will be shown as a separate line item on each invoice.

     (b) Other Materials. In the event of significant increases in the price of other materials, Seller reserves the right to renegotiate the unit prices..

7. SPECIAL PRODUCTS: The following provisions are to be considered a part of all Special Product quotations and orders. "Special Products" are those calling for products not contained in Seller's current catalog or price list, or those requiring modifications to catalog products (including semi-custom, custom, or application specific products), or those requiring sample, environmental, mechanical or life testing, 100% reliability screening, quality conformance qualification, or any combination thereof. These provisions supersede any other terms or conditions which are inconsistent herewith.

     (a) Delivery dates are best estimates only and are subject to (1) Seller's receipt of order and negotiable specifications containing where applicable, all quoted waivers or exceptions; (2) successful first-time passage of products submitted to electrical performance test, to environmental or life test processing required by applicable specifications.

     (b) Seller assumes no responsibility for refund or replacement of products shipped at Buyer's request prior to successful completion of acceptance or qualification tests performed by Seller, whether such tests are at Buyer's request or otherwise.

     (c) Buyer may not make changes in the drawings, designs or specifications for the items to be sold hereunder without Seller's prior consent.

     (d) Unless otherwise agreed in a writing signed by both Buyer and Seller, Seller shall retain title to and possession of all tooling of any kind (including but not limited to masks and pattern generator tapes) used in production of products furnished hereunder.

     (e) All proprietary designs, concepts, drawings, data, processes, pattern generator tapes, masks and any other information which shall be disclosed by Seller in making a quotation or in the performance of a contract to sell the goods covered hereby, shall not be disclosed to third parties by Buyer. If Seller and Buyer have executed a "Non-Disclosure Agreement," all applicable provisions shall hereby be incorporated by reference.

     (f) As between Seller and Buyer, Seller shall own all patents, copyrights and mask work rights in or relating to each product developed by Seller whether or not such product is developed to specifications furnished by Buyer.

8. MINIMUM ORDER: Unless otherwise agreed by Seller in writing, Seller's minimum order amount shall be one hundred dollars ($100.00) for individual production orders.

9. TITLE: Unless otherwise agreed in writing by Seller, delivery of the products hereunder shall be made F.O.B. Texas, Seller's plant, and title and liability for loss or damage thereto shall pass to Buyer upon Seller's tender of delivery of the goods to a carrier for shipment to Buyer, and any loss or damage thereafter shall not relieve Buyer from obligation hereunder. Transportation expenses and insurance shall be paid by the Buyer.

10. DELIVERY: Shipping dates are approximate and are based upon prompt receipt from Buyer of all necessary information. In no event will Seller be liable for any re-procurement costs, nor for delay or non-delivery, due to causes beyond its reasonable control including, but not limited to, acts of God, acts of civil or military authority, priorities, fires, strikes, lockouts, slow-downs, shortages, factory or poor conditions, yield problems, or inability to obtain necessary labor, materials, or manufacturing facilities. In the event of any such delay, the date of delivery shall, at the request of the Seller, be deferred for a period equal to the time lost by reason of the delay.

11. SUBSTITUTIONS AND MODIFICATIONS OF GOODS: Seller may modify the specifications of goods designed by Seller and substitute goods manufactured to such modified specifications for those specified herein provided such goods substantially conform to this contract., provided Seller receives Buyer's written approval.

12. SOFTWARE: All software provided by Seller shall be subject to the license agreement and/or terms and conditions accompanying the software. Without limitation, a license agreement and/or terms and conditions may be printed or may be provided electronically. ALL SOFTWARE IS PROVIDED "AS IS" WITH NO WARRANTY WHATSOEVER.

13. ACCESS TO TECHNOLOGY: in the event that SILABS becomes the subject of voluntary or involuntary petition in bankruptcy or any proceeding related to insolvency, or composition for the benefit of creditors, SILABS agrees to grant access to the Product Technology through means of a standard form of third party technology escrow which would release and license (at no charge) the Product technology. Furthermore, SILABS agrees to enter into and execute the before mentioned escrow agreement within (90) ninety days following the execution of this agreement. In the event SILABS emerges from any such bankruptcy or insolvency proceeding, the Product Technology will be returned to SILABS and SILABS will resume supply of Products to PC-TEL.

14. CAPACITY AND FORECAST FLEXIBILITY: Based upon a six month rolling forecast from PC-TEL, SILABS guarantees 50% upside quantities for the first two months of the 6 month rolling forecast and 100% upside quantities for months three through six. The six month rolling forecast will be provided by PC-TEL to SILABS on a monthly basis on or before the first Tuesday of each month. The SILABS upside guarantee shall become effective 60 days after receiving the first six month rolling forecast from PC-TEL. PC-TEL will make best efforts to provide timely and accurate forecasts.

15.  LIMITED WARRANTY:

     (a) General. Seller warrants that its packaged products furnished hereunder will at the time of delivery be free from defects in material and workmanship and will conform on the basis of form, fit and function to Seller's applicable specifications or, if appropriate, to specifications accepted by Seller therefor. Seller's obligation or liability hereunder shall be limited to, at Seller's option, either refunding the purchase price of, repairing, or replacing, any products for which written notice of nonconformance hereunder is received by Seller within two years following the date of shipment, provided, such nonconforming products are, with Seller's prior written authorization, returned to Seller, FOB Seller's plant, within thirty (30) days after the two year period. This warranty shall not apply to unpackaged semiconductor device die or wafers or to any products in other than their original condition, or to any products which Seller determines have, by Buyer or otherwise, been subjected to operating or environmental conditions in excess of the maximum value established therefor in the applicable specifications or otherwise have been the subject of mishandling, misuse, neglect, improper testing, repair, alteration or damage.

     (b) Die. Seller warrants that its device die or wafers furnished hereunder will at the time of delivery be free of defects in material and workmanship and will conform to specifications established therefor, or if applicable, to specifications accepted by Seller. Seller's obligation hereunder shall be limited to, at Seller's option, replacing or refunding the purchase price for any products for which written notice of nonconformance hereunder is received by Seller within sixty (60) days following the date of shipment, provided such nonconforming products are, with Seller's prior written authorization, returned to Seller, F.O.B. Seller's plant, within thirty (30) days after the sixty (60) day period. This warranty shall not apply to any die or wafers which Seller determines have, by Buyer or otherwise, been subjected to operating or environmental conditions in excess of the maximum value established therefor in the applicable specifications or otherwise have been the subject of mishandling, misuse, neglect, improper testing, repair, alteration or damage.

     (c) Technical Assistance. Seller's warranty as herein above set forth shall not be enlarged, diminished or affected by, and no obligation or liability shall arise or grow out of, Seller's rendering of technical advice, facilities or service in connection with Buyer's order of the goods furnished hereunder.

     (d) Moisture/Static Sensitive. Seller ships all products in vacuum sealed antistatic packages. Seller's warranty as hereinabove set forth shall not cover warranty repair, replacement, or refund on product or devices damaged by static due to Buyer's failure to properly ground.

     (e) Software. Software delivered hereunder is furnished "AS IS". SELLER MAKES NO WARRANTIES, WHETHER EXPRESS, IMPLIED, STATUTORY, OR OTHERWISE, WITH RESPECT TO SUCH SOFTWARE AND DOCUMENTATION DESCRIBING SUCH SOFTWARE, ITS QUALITY, ITS PERFORMANCE, ITS MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE. The entire risk as to the quality and performance of software and documentation describing such software is with Buyer.

     (f) Disclaimer. THE ABOVE WARRANTIES EXTEND TO BUYER ONLY AND NOT TO BUYER'S CUSTOMERS OR USERS OF BUYER'S PRODUCTS AND ARE IN LIEU OF ALL OTHER WARRANTIES WHETHER EXPRESS, IMPLIED, STATUTORY, OR OTHERWISE, INCLUDING IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. IN NO EVENT SHALL SELLER OR BUYER BE LIABLE FOR SPECIAL OR CONSEQUENTIAL DAMAGES REGARDLESS OF WHETHER IT HAS BEEN NOTIFIED IN ADVANCE OF THE POSSIBILITY THEREOF

16. REMEDIES: If Seller breaches its warranties as contained in paragraph 13 herein, Seller's sole and exclusive liability shall be (at Seller's option) to refund the purchase price of, repair or replace any such goods which are returned by Buyer during the applicable warranty period set forth above, provided that (a) Seller is promptly notified in writing upon discovery by Buyer that such goods failed to conform to this contract with detailed explanation of any alleged deficiencies, (b) such goods are returned to Seller, F.O.B. Seller's plant from which goods were shipped and (c) Seller's examination of such goods shall disclose that such alleged deficiencies actually exist and were not caused by accident, misuse, neglect, alteration, improper installation, unauthorized repair, or improper testing. If such goods fail to perform as warranted, Seller shall reimburse Buyer for the transportation charges paid by Buyer for such goods. If Seller elects to repair or replace such goods, Seller shall have a reasonable time to make such repairs or replace such goods.

17. LIMITATION OF LIABILITY: EXCEPT WITH RESPECT TO THIRD PARTY CLAIMS ARISING OUT OF THE OPERATION OF SECTION 22 OR A BREACH OF SECTION 23, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY SPECIAL, COLLATERAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF THIS CONTRACT, INCLUDING, WITHOUT LIMITATION, PROVISIONS REGARDING WARRANTIES, GUARANTEES, INDEMNITIES, AND PATENT INFRINGEMENT, SUCH DAMAGES TO INCLUDE BUT NOT BE LIMITED TO, COSTS OF REMOVAL AND REINSTALLATION OF ITEMS, LOSS OF GOODWILL, LOSS OF PROFITS, OR LOSS OF USE, REGARDLESS OF WHETHER SELLER HAS BEEN NOTIFIED IN ADVANCE OF THE POSSIBILITY THEREOF. EXCEPT WITH RESPECT TO THIRD PARTY CLAIMS ARISING OUT OF THE OPERATION OF SECTION 22 OR A BREACH OF
SECTION 23 OR IN THE CASE OF GROSS NEGLIGENCE OR INTENTIONAL MISCONDUCT. THESE LIMITATIONS SHALL APPLY NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY.

18. INSPECTION: Unless otherwise specified and agreed upon, the material to be furnished under this contract shall be subject to the Seller's standard inspection at the place of manufacture. If it has been agreed upon and specified in this order that Buyer is to inspect or provide for inspection at place of manufacture such inspection shall be so conducted as to not interfere unreasonably with Seller's instructions and consequent approval or rejection by the Buyer shall be made before shipment of the material. Notwithstanding the foregoing, if, upon receipt of such material by Buyer, the same shall appear not to conform to this contract, the Buyer shall immediately notify the Seller of such conditions and afford the Seller a reasonable opportunity to inspect the material. No material shall be returned without Seller's consent. Seller's Return Material Authorization Control Number must accompany such returned material.

19. ACCEPTANCE: Within twenty (20) days after shipment by Seller, Buyer may, by prompt written notice to Seller, reject any product furnished hereunder which, as delivered by Seller, has a defect in material or workmanship or (i) with respect to packaged products, does not conform to Seller's applicable specifications or, if appropriate, to specifications accepted by Seller therefor, or (ii) with respect to die or wafers, does not conform to specifications established therefor or, if applicable to specifications accepted by Seller. Buyer's rights, and Seller's obligation or liability, with respect to rejected products shall be limited to, at Seller's option, either refunding the purchase price of, repairing, or replacing any products for which written notice of nonconformance hereunder is received by Seller as set forth herein within thirty (30) days after shipment by Seller. Any product which is not so rejected by Buyer shall be deemed irrevocably accepted. Notwithstanding the foregoing, any product which has been the subject of mishandling, misuse, neglect, improper testing, repair, alteration, extreme environmental conditions, or damage shall be deemed accepted. Product returns shall be in accordance with the procedures specified in paragraph 16.

20. RESCHEDULING: Buyer may reschedule orders for standard products under this contract on written notice to Seller at least thirty (30) days prior to Seller's scheduled delivery date. Buyer may reschedule orders for application specific versions of standard products, semi-custom products, or custom products on written notice to Seller at least thirty (30) days prior to Seller's scheduled delivery date. All quantities must be rescheduled for delivery within twelve (12) months of Seller's original scheduled delivery dates; otherwise this contract may be cancelled by Seller, and Buyer shall be liable for termination charges as provided herein.

21. TERMINATION AND CANCELLATION: Except to the extent noted below orders are not subject to cancellation or termination for convenience.

     (a) Buyer may terminate this contract upon sixty (60) days advance written notice to Seller. Buyer may terminate orders, or portions of orders, upon written notice to Seller at least sixty (60) days prior to the scheduled delivery date. In each such event Buyer shall be liable for termination charges which shall include a price adjustment based on the quantity of goods actually delivered, and all costs, direct or indirect, incurred and committed for this contract together with a reasonable allowance for prorated expenses and anticipated profits.

     (b) Unless otherwise specified on the face hereof, all quantities must be released no more than twelve (12) months and shipments scheduled no more than twelve (12) months from the date of Seller's receipt of Buyer's initial purchase order, otherwise this contract may be terminated by Seller and Buyer shall be liable for termination charges as provided herein.

     (c) If either party defaults in performance of any material obligation hereunder and if any such default is not corrected within (60) sixty days after the defaulting party receive written notice thereof from the non-defaulting party, then the non defaulting party, at its option, may in addition to any other remedies it may have, terminate this agreement.

     (d) Either party may terminate this agreement effective upon written notice to the other party in the event that the other part becomes the subject of voluntary or involuntary petition in bankruptcy or any proceeding related to insolvency, or composition for the benefit of creditors, if that petition or proceeding is not dismissed within (60) sixty days after filing.

22. INDEMNITY: Seller shall defend Buyer against any suit or proceeding brought against Buyer insofar as such suit or proceeding is based on a claim that any goods manufactured and supplied by Seller to Buyer constitute direct infringement of any copyright, mask work right, or duly issued United States patent and Seller shall pay all damages and costs finally awarded therein against Buyer, provided that Seller is promptly informed and furnished a copy of each communication, notice or other action relating to the alleged infringement and is given complete authority, information and assistance (at Seller's expense) necessary to defend or settle said suit or proceeding; provided, that Seller shall not be obligated to defend or be liable for costs and damages if the infringement arises out of compliance with Buyer's specifications, or from a combination with, and addition to, or modification of the goods after delivery by Seller, or from use of the goods, or any part thereof, in the practice of a process, or from any settlement or compromise incurred or made by Buyer without Seller's prior written consent. Seller's obligations hereunder shall not apply to any infringement occurring after Buyer has received notice of such suit or proceeding alleging infringement unless Seller has given written permission for the continued use of goods after notice of such infringement. If any goods manufactured and supplied by Seller to Buyer shall be held to infringe any copyright, mask work right, or United States patent and Buyer shall be enjoined from using same, Seller at its option and its expense, will use good faith efforts to, (a) procure for Buyer the right to use such goods free of any liability for infringement, or (b) replace such goods with a non-infringing substitute otherwise complying substantially with all requirements of this contract, or (c) refund the purchase price and the transportation costs of such goods. If the infringement by Buyer is alleged prior to completion of delivery of the goods under this contract, Seller may decline to make further shipments without being in breach of this contract, and, provided Seller has not been enjoined from selling said goods to Buyer, Seller agrees to supply said goods to Buyer if Buyer furnishes to Seller the written agreement of Buyer that the indemnity obligations herein stated with respect to Seller shall reciprocally apply with respect to Buyer.

     Seller's liability and obligations arising out of this section with respect to any units shall not exceed the amount received by Seller from Buyer for such units.

     If any such suit or proceeding is brought against Seller based on a claim that the goods manufactured by Seller in compliance with Buyer's specifications and supplied to Buyer directly infringe any copyright, mask work right or United States patent, then the indemnity obligations herein stated with respect to Seller shall reciprocally apply with respect to Buyer. The sale by Seller of the items ordered hereunder does not grant to, convey, or confer upon Buyer or Buyer's customers, or upon anyone claiming under Buyer, a license, express or implied, under any copyrights, mask work rights, or patent rights of Seller covering or relating to any combinations, machines or processes in which said items might be or are used.

     THE FOREGOING STATE THE SOLE AND EXCLUSIVE LIABILITY OF THE PARTIES HERETO FOR INFRINGEMENT AND IS IN LIEU OF ALL WARRANTIES, EXPRESS, IMPLIED, STATUTORY, OR OTHERWISE IN REGARD THERETO.

23. CONFIDENTIALITY: Each party agrees that it will keep in confidence, and prevent the use (other than for the purposes of this contract) or disclosure to any person, all technical information and data (hereinafter referred to as "data") which is designated in writing, or by appropriate stamps, or legend by the disclosing party, to be of a proprietary or confidential nature, and is received from the other under this Agreement and which pertains to proprietary or confidential data regarding its technological techniques, inventions, or research and development, provided; however, that neither party shall be liable for the of any data if the same: (A) was generally available to the public at the time of disclosure to the receiving party; or
(B) becomes generally available to the public, except as the result of unauthorized disclosure by the receiving party; or (C) was known, without confidentiality restriction, to the receiving party and documented in writing prior to its receipt, and so informs the disclosing party of such facts at the time of disclosure; or (D) is disclosed inadvertently, despite the exercise of the same degree of care as each party takes to preserve and safeguard its own proprietary information; or (E) if the disclosing party agrees in writing that it can be disclosed by the receiving party to a third party; or (F) becomes known to the receiving party, without confidentiality restriction, from a source other than the disclosing party without breach of this Agreement by the receiving party; or (G) is independently developed by the receiving party without use of the disclosing party's data; or (H) is required by law to be released; or (I) is disclosed after three (3) years from the date of this contract.

     SILABS WILL HONOR ALL ACTIVE NON DISCLOSURE AGREEMENTS IN PLACE BETWEEN SILABS AND PC-TEL, AND USE EXTREME CARE IN HANDLING ALL INFORMATION RELATED TO PRODUCTS NOT YET RELEASED TO THE MARKETPLACE. FURTHERMORE, SILABS WILL WORK CLOSELY WITH PC-TEL ON THE APPROPRIATE LANGUAGE AND MARKETING MESSAGES RELATED TO THE PC-TEL - SILABS RELATIONSHIP. SILABS AGREES TO ONLY COMMUNICATE INFORMATION TO THIRD PARTIES (RELATED TO THE PC-TEL RELATIONSHIP, TECHNOLOGY, AND PRODUCTS) THAT HAS BEEN APPROVED BY PC-TEL

24. NONWAIVER OF DEFAULT: In the event of any default by Buyer, Seller may decline to make further shipments without being in breach hereof. If Seller elects to continue to make shipments, Seller's action shall not constitute a waiver of any default by Buyer or in any way affect Seller's legal remedies for any default hereunder.

25. ASSIGNMENT: This contract shall be binding upon and inure to the benefit of the parties and the successors and assigns of the entire business and goodwill of either Seller or Buyer, or of that part of the business of either used in the performance of this contract, but shall not be otherwise assignable.

26. LEGAL COMPLIANCE: Buyer at all times shall comply with all applicable federal, state, and local laws and regulations.

THE PRODUCTS COVERED BY THIS CONTRACT MAY FALL WITHIN THE GROUP OF "STRATEGIC" ELECTRONIC PRODUCTS THAT ARE WHOLLY OR PARTLY OF U.S. ORIGIN OR TECHNOLOGY, THE EXPORT OF WHICH IS SUBJECT TO EXPORT LICENSE CONTROL BY THE U.S. GOVERNMENT. BUYER, BY ACCEPTING THESE PRODUCTS, CERTIFIES THAT HE WILL NOT EXPORT OR RE-EXPORT THE PRODUCTS FURNISHED HEREUNDER UNLESS HE COMPLIES FULLY WITH ALL LAWS AND REGULATIONS OF THE UNITED STATES RELATING TO SUCH EXPORT OR RE-EXPORT, INCLUDING BUT NOT LIMITED TO THE EXPORT ADMINISTRATION ACT OF 1979, AS AMENDED AND THE EXPORT ADMINISTRATION REGULATIONS OF THE U.S. DEPARTMENT OF COMMERCE.

27. APPLICABLE LAW: The validity, performance, and construction of this contract shall be governed by the internal laws of the State of California, without reference to conflict of laws principles.

28. U.S. GOVERNMENT CONTRACTS: In the event the goods furnished hereunder are used in the performance of a U.S. Government contract or subcontract, the Government procurement regulation clauses required to be passed on to subcontractors are excluded from this agreement unless separately agreed to in writing by Seller. In no event shall Government clauses regarding "Rights in Data" or "Subcontractor Cost and Pricing Data" be incorporated herein.

29. ATTORNEYS FEES: In the event that any action is brought to enforce any provision of this contract, the prevailing party shall be entitled to recover from the other party, in addition to any judgment, its attorneys fees and expenses.

30. LIFE SUPPORT AND NUCLEAR POLICY: Seller's products are not designed, intended, authorized, or warranted to be suitable for use in life support or nuclear applications, devices or systems. Examples of nuclear applications are applications in nuclear reactors or any device designed or used in connection with the handling, processing, packaging, preparation, utilization, fabricating, alloying, storing, or disposal of fissionable material or waste products thereof. Inclusion by Buyer of Seller's products in such applications is fully at Buyer's risk, and Buyer shall indemnify and hold Seller and its suppliers harmless from all costs, loss, liability, and expense (including without limitation court costs and attorneys fees) arising out of such inclusion by Buyer or its direct or indirect customers.

31. MODIFICATION: THIS CONTRACT CONSTITUTES THE ENTIRE AGREEMENT BETWEEN THE PARTIES RELATING TO THE SALE OF THE GOODS DESCRIBED ON THE FACE HEREOF AND SUPERSEDES ALL PRIOR OR CONTEMPORANEOUS COMMUNICATIONS, REPRESENTATIONS, OR AGREEMENTS, EITHER ORAL OR WRITTEN, WITH RESPECT TO THE SUBJECT MATTER
HEREOF, AND ANY REPRESENTATIONS OR STATEMENTS OF ANY KIND MADE BY ANY REPRESENTATIVE OF SELLER, WHICH ARE NOT STATED HEREIN, SHALL NOT BE BINDING
ON SELLER. NO MODIFICATION OF ANY PROVISION UPON THE FACE OR REVERSE OF
THIS CONTRACT SHALL BE BINDING UPON SELLER UNLESS MADE IN WRITING AND
SIGNED BY A DULY AUTHORIZED REPRESENTATIVE OF SELLER LOCATED IN AUSTIN, TEXAS.

        PC-TEL INC.                   Silicon Labs, Inc.

By:     /s/ [ILLEGIBLE]            By:       /s/ Gary R. Gay
       ------------------------           -------------------------------
Title:   V.P. Marketing            Title:    VP of Sales
       ------------------------           -------------------------------
Date:    12/28/98                  Date:     10/16/98
       ------------------------           -------------------------------

                                  ADDENDUM "A"

                              PRICING AND VOLUMES

1. PRICES: SiLabs shall honor a price point $2.33 per unit for Products shipped to PCT in calendar year 1998, commencing on August 27, 1998. No later than sixty (60) days prior to the conclusion of calendar year 1998, and each annual period thereafter, the parties will negotiate the unit prices applicable to succeeding calendar year. In the event that the parties are unable to agree on such unit price for the upcoming annual period, the prices shall be set at no greater than the existing unit price.

2. MINIMUM VOLUME COMMITMENT. PCtel shall purchase a minimum annual quantity of 600,000 units of SiLab's DAA chipset in calendar year 1998. This volume may consist of the the current SI3033/PCtel 301 or future versions of chips containing Silicon Labs integrated Codec/DAA technology. No later than sixty (60) days prior to the conclusion of calendar year 1998, and each annual period thereafter, the parties will negotiate the annual minimum quantity, if any, applicable to succeeding calendar year.